UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 22, 2011

United Refining Company

(Exact name of registrant as specified in its charter)

Pennsylvania	001-06198	25-1411751
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15 Bradley Street Warren, Pennsylvania	16365
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (814) 723-1500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Tender Offer

On February 22, 2011, United Refining Company (the “Company”) announced that it commenced a cash tender offer (the “Tender Offer”) for any and all of 10 1/2% Senior Notes due 2012 (the “Notes”) (CUSIP No. 911358AF6/ISIN US911358AF66) of the Company and a consent solicitation for proposed amendments to the indenture governing the Notes (the “Consent Solicitation,” and together with the Tender Offer, the “Offer”). The Offer will expire at midnight, New York City time, on March 21, 2011, unless extended. Each holder of Notes who validly tenders its Notes and deliver its consent to the proposed amendments prior to 5:00 p.m. New York City time, on March 7, 2011, will receive a consent payment in addition to the tender consideration.

A copy of the Company’s press release announcing the Offer is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference. The information contained in Item 8.01 of this Current Report on Form 8-K and the press release attached hereto as Exhibit 99.1 are for information purposes only and do not constitute an offer to purchase the 10 1/2% Senior Notes due 2012 or a solicitation of consents to amend the indenture governing the Notes.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Set forth below is a list of Exhibits included as part of this Current Report.

99.1	Press Release of the Company, dated February 22, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

February 22, 2011	UNITED REFINING COMPANY

	By:	/s/ James E. Murphy
		Name:	James E. Murphy
		Title:	Vice President and Chief Financial Officer